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                                  EXHIBIT 4.36

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT TO STOCK PURCHASE AGREEMENT IS MADE AND ENTERED INTO AS OF AND EFFECTIVE APRIL 4, 2002 ("AMENDMENT") BY AND BETWEEN [CHINESE SYMBOL] ("MUSIC KING"), POINT RECORDS CO., LTD. ("ROSE"), AND ALL SHAREHOLDERS OF ROSE EXCEPT [CHINESE SYMBOL] (THE "SELLERS"), (MUSIC KING, ROSE AND THE SELLERS ARE COLLECTIVELY REFERRED TO AS "PARTIES").

                                    RECITALS

          WHEREAS, the Parties entered into a Stock Purchase Agreement dated as of January 29, 2002 (the "Agreement");

          WHEREAS, pursuant and subject to the provisions of the Agreement, Music King shall cause G-MUSIC Limited ("GMusic") to issue the number of the new shares to an Escrow Agent (as defined in the Agreement) by March 31, 2002, the aggregate thereof shall be equal to 10% of the total outstanding common stock of GMusic as of March 31, 2002; and

          WHEREAS, the Parties desire to amend the Agreement to use a cash payment of NT$100,000,000 in lieu of the Stock Portion as defined in Section 3.2
(b) of the Agreement.

          Now, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Parties hereby agree to amend the Agreement, as follows:

1.   General.

1.1. All defined terms used herein shall have the respective meaning therefor set forth in the Agreement.

1.2. The Preamble (i.e. Recitals) section is hereby incorporated into the body of this Amendment.

2.   Amendment. The Agreement is hereby amended as follows:

2.1. Section 3.2 (b) of the Agreement is hereby amended by replacing the whole paragraph as "By March 31, 2002 or a later date as mutually agreed, the Purchaser shall cause the New Holding Company to pay, on behalf of the Purchaser, the aggregate amount of One Hundred Million New Taiwan Dollars (NT$100,000,000) to the Sellers."

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IN WITNESS WHEREOF, the parties hereto, with intent to be legally bound, have caused this Amendment to be executed and delivered as of and effective the date first above written.

[CHINESE SYMBOL]

By: /s/ Wayne Chen
    ---------------------------------
    Name: Wayne Chen
    Title:



POINT RECORDS CO., LTD.

By: /s/ Tzu-tzu Wu
    ---------------------------------
    Name: Tzu-tzu Wu
    Title:



SELLERS

By: /s/ Tzu-tzu Wu
    ---------------------------------
    Name:  [CHINESE SYMBOL]
    Title: Attorney-In-Fact

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